UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2007

IOMED, Inc.

(Exact name of registrant as specified in its charter)

Utah	1-14059	87-0441272
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

2441 South 3850 West, Salt Lake City, Utah		84120
(Address of principal executive offices)		(Zip Code)

(801) 975-1191

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 6, 2007, Iomed, Inc. (“Iomed”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger dated May 17, 2007 (the “Merger Agreement”) by and among Iomed, ReAble Therapeutics, Inc. and Spartan Acquisition Corp., whereby the termination date originally provided for in the Merger Agreement was extended from July 31, 2007 to August 31, 2007, subject to an extension of an additional 30 days.  A copy of the Amendment is filed herewith as Exhibit 2.1 and incorporated herein by this reference.

Item 8.01               Other Events.

On July 10, 2007, Iomed issued a press release announcing that it had filed with the Securities and Exchange Commission its definitive proxy materials with respect to Iomed’s upcoming special shareholder meeting to be held at 10:00 a.m. on August 8, 2007, called to consider and approve the Merger Agreement, as amended, and the transactions contemplated thereby.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
2.1	Amendment to Agreement and Plan of Merger dated July 6, 2007 by and among ReAble Therapeutics, Inc., Spartan Acquisition Corp. and Iomed, Inc.

99.1	Press Release dated July 10, 2007

DATED: July 11, 2007	Iomed, Inc.

	By:	/s/ Robert J. Lollini
Robert J. Lollini
President and Chief Executive Officer